UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
 THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
August 3, 2006

THE CHEESECAKE FACTORY INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20574	51-0340466
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26901 Malibu Hills Road Calabasas Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(818) 871-3000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01     OTHER EVENTS

          In a press release dated August 3, 2006, The Cheesecake Factory Incorporated announced that it has been contacted by the Securities and Exchange Commission (SEC) regarding an informal inquiry relating to the Company’s historical stock option granting practices.  The Company intends to cooperate fully with the SEC.  As previously announced on July 18, 2006, the Audit Committee of the Company’s Board of Directors, with the assistance of special outside legal counsel, initiated a voluntary review into the Company’s practices relating to its stock option grants.  The review, which is on-going, was initiated in response to media and Wall Street reports regarding the option granting practices at numerous publicly traded companies.

          The Company also announced that two shareholder derivative complaints alleging breach of fiduciary duty and unjust enrichment related to the Company’s option granting practices have been filed in the Superior Court of the State of California, County of Los Angeles against The Cheesecake Factory Incorporated and certain of its current and former officers and directors.

          The Company also indicated that it will not be able to comment further on the Audit Committee review, SEC informal inquiry or pending legal actions, but will provide updates as additional material information becomes available.

          A copy of the press release is attached as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	99.1	Press release dated August 3, 2006 entitled, “The Cheesecake Factory Provides Update on Voluntary Stock Option Review”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2006	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ MICHAEL J. DIXON

Michael J. Dixon
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated August 3, 2006 entitled, “The Cheesecake Factory Provides Update on Voluntary Stock Option Review”